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Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dillard's, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-181623, 333-164361, 333-126000, 333-89180, 333-89128, 333-167937) of Dillard's, Inc. and subsidiaries of our reports dated March 27, 2013, with respect to the consolidated balance sheets of Dillard's, Inc. and subsidiaries as of February 2, 2013 and January 28, 2012, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for the fiscal years then ended, and the effectiveness of internal control over financial reporting as of February 2, 2013, which reports appear in the February 2, 2013 Annual Report on Form 10-K of Dillard's, Inc.

/s/ KPMG LLP
Dallas, Texas
March 27, 2013

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  Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM